Exhibit 99.1

UNIROYAL ENGINEERED PRODUCTS, LLC

Stoughton, Wisconsin

FINANCIAL STATEMENTS

Including Independent Auditors' Report

As of and for the Years Ended December 29, 2013 and

December 30, 2012

UNIROYAL ENGINEERED PRODUCTS, LLC

TABLE OF CONTENTS

Independent Auditors' Report	1-2

Financial Statements

Balance Sheets	3-4

Statements of Comprehensive Income (Loss)	5

Statements of Members' Equity	6

Statements of Cash Flows	7

Notes to Financial Statements	8-26

-i-

INDEPENDENT AUDITORS’ REPORT

Members and Board of Managers

Uniroyal Engineered Products, LLC

Stoughton, Wisconsin

Report on the Financial Statements

We have audited the accompanying financial statements of Uniroyal Engineered Products, LLC, which comprise the balance sheets as of December 29, 2013 and December 30, 2012, and the related statements of comprehensive income (loss), members' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

1

Members and Board of Managers

Uniroyal Engineered Products, LLC

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uniroyal Engineered Products, LLC as of December 29, 2013 and December 30, 2012 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Madison, Wisconsin

April 30, 2014

2

UNIROYAL ENGINEERED PRODUCTS, LLC

BALANCE SHEETS

As of December 29, 2013 and December 30, 2012

ASSETS

	December 29, 2013	December 30, 2012
CURRENT ASSETS
Cash and cash equivalents	$19,321	$63,759
Marketable securities	109,208	—
Accounts receivable, net	6,680,732	6,275,842
Inventories, net	10,487,303	10,438,537
Other current assets	173,018	144,070
Related party receivable	42,475	175,000
Total Current Assets	17,512,057	17,097,208

PROPERTY AND EQUIPMENT	6,718,011	6,841,732

OTHER ASSETS
Intangible assets	1,266,266	1,323,684
Goodwill	1,079,175	1,079,175
Other long-term assets	571,824	628,637
Total Other Assets	2,917,265	3,031,496

TOTAL ASSETS	$27,147,333	$26,970,436

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Checks issued in excess of bank balance	$622,590	$881,976
Line of credit	8,236,921	9,461,876
Current maturities of long-term debt	545,026	979,041
Current maturities of capital lease obligations	51,016	91,037
Accounts payable	4,234,954	4,105,317
Accrued expenses	1,103,058	1,252,328
Current portion of postretirement benefit liability - health and life	131,714	128,291
Total Current Liabilities	14,925,279	16,899,866

LONG-TERM LIABILITIES
Long-term debt	2,967,113	3,926,226
Capital lease obligations	—	51,016
Related party lease financing obligation	2,014,440	—
Postretirement benefit liability - health and life	2,358,896	2,676,661
Postemployment benefit liability - severance	98,470	112,795
Other long-term liabilities	61,567	124,094
Total Long-Term Liabilities	7,500,486	6,890,792
Total Liabilities	22,425,765	23,790,658

See accompanying notes to financial statements.

3

UNIROYAL ENGINEERED PRODUCTS, LLC

BALANCE SHEETS

As of December 29, 2013 and December 30, 2012

(Continued)

	December 29, 2013	December 30, 2012

MEMBERS' EQUITY
Voting Class A common units, $1 unit value; 500,000 units authorized, issued and outstanding, liquidation preference of $500,000	500,000	500,000
Nonvoting Class B common units, $1 unit value; 120,000 units authorized, 81,200 and 75,000 issued and outstanding as of December 29, 2013 and December 30, 2012, respectively	52,750	45,000
Additional members' equity - Class A common unit warrants	528,000	528,000
Retained earnings	2,091,347	430,740
Accumulated other comprehensive income	1,549,471	1,676,038
Total Members' Equity	4,721,568	3,179,778

TOTAL LIABILITIES AND MEMBERS' EQUITY	$27,147,333	$26,970,436

See accompanying notes to financial statements.

4

UNIROYAL ENGINEERED PRODUCTS, LLC

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 29, 2013 and December 30, 2012

	December 29, 2013	December 30, 2012

NET SALES	$53,942,233	$60,302,913

COST OF GOODS SOLD	43,071,833	51,118,002

Gross Profit	10,870,400	9,184,911

OPERATING EXPENSES	6,396,009	6,060,510

Operating Income	4,474,391	3,124,401

OTHER INCOME (EXPENSE)
Interest and other debt related expense	(920,021)	(948,363)
Other income	34,073	36,503
Net Other Income (Expense)	(885,948)	(911,860)

NET INCOME	3,588,443	2,212,541

OTHER COMPREHENSIVE INCOME (LOSS)
Minimum benefit liability adjustment	(183,380)	(727,961)
Unrealized gain (loss) on effective hedge
Reclassification of amounts to earnings	64,108	61,501
Unrealized loss for the year	(7,295)	(53,883)

COMPREHENSIVE INCOME	$3,461,876	$1,492,198

See accompanying notes to financial statements.

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UNIROYAL ENGINEERED PRODUCTS, LLC

STATEMENTS OF MEMBERS' EQUITY

For the Years Ended December 29, 2013 and December 30, 2012

	Class A Voting Common Units	Class B Nonvoting Common Units	Class A Common Unit Warrants	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income	Total Members' Equity
					(Notes 9 and 10)
BALANCES, January 1, 2012	$500,000	$90,000	$528,000	$(577,335)	$2,396,381	$2,937,046
2012 net income	—	—	—	2,212,541	—	2,212,541
Other comprehensive loss	—	—	—	—	(720,343)	(720,343)
Redemption of Class B Common Units	—	(45,000)	—	(11,250)	—	(56,250)
Distributions	—	—	—	(1,193,216)	—	(1,193,216)

BALANCES, December 30, 2012	500,000	45,000	528,000	430,740	1,676,038	3,179,778
2013 net income	—	—	—	3,588,443	—	3,588,443
Other comprehensive loss	—	—	—	—	(126,567)	(126,567)
Issuance of Class B Common Units	—	7,750	—	—	—	7,750
Distributions	—	—	—	(1,927,836)	—	(1,927,836)

BALANCES, December 29, 2013	$500,000	$52,750	$528,000	$2,091,347	$1,549,471	$4,721,568

See accompanying notes to financial statements.

6

UNIROYAL ENGINEERED PRODUCTS, LLC

STATEMENTS OF CASH FLOWS

For the Years Ended December 29, 2013 and December 30, 2012

	December 29, 2013	December 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,588,443	$2,212,541
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation	1,060,078	1,170,130
Amortization of intangible assets	57,418	65,172
Loss on disposal of property and equipment	267,730	7,114
Noncash postemployment health and life benefit	(183,380)	(727,961)
Noncash change in derivative liability	—	(47,447)
Amortization of original issue note discount	42,680	52,800
Changes in assets and liabilities
Accounts receivable	(404,890)	1,525,246
Inventories	(48,766)	1,157,011
Other current assets	(28,948)	388,500
Other long-term assets	22,228	(96,069)
Related party receivable	132,525	(433,275)
Accounts payable	129,637	235,932
Accrued expenses	(149,270)	(155,599)
Postretirement benefit liability - health and life	(314,342)	171,819
Postemployment benefit liability - severance	(14,325)	(8,387)
Other long-term liabilities	(5,714)	(5,369)
Net Cash Flows from Operating Activities	4,151,104	5,512,158

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(587,749)	(1,014,000)
Purchase of marketable securities	(109,208)	—
Cash paid for lease deposit	(250,000)	—
Net Cash Flows from Investing Activities	(946,957)	(1,014,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Checks issued in excess of bank balance	(259,386)	(230,490)
Net payments on line of credit	(83,695)	(2,649,988)
Payments on long-term debt	(459,970)	(724,842)
Proceeds from issuance of long-term debt	—	108,843
Payments on capital lease obligations	(91,037)	(83,660)
Net payments on life insurance policies	(423,986)	(299,657)
Payments on related party lease financing obligation	(10,425)	—
Proceeds from issuance of Class B units	7,750	—
Distributions to members	(1,927,836)	(565,151)
Net Cash Flows from Financing Activities	(3,248,585)	(4,444,945)

Net Change in Cash and Cash Equivalents	(44,438)	53,213

CASH AND CASH EQUIVALENTS - Beginning of Year	63,759	10,546

CASH AND CASH EQUIVALENTS - END OF YEAR	$19,321	$63,759

For noncash transactions and supplemental disclosure of cash flow information see Note 2.

See accompanying notes to financial statements.

7

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 1 - Summary of Significant Accounting Policies

Nature of Operations

Uniroyal Engineered Products, LLC is engaged in the development, manufacturing and distribution of vinyl coated fabrics primarily for use in transportation, residential, hospitality, health care, office furniture and automotive applications. The company's customers are primarily located throughout North America.

The company's fiscal year is a 52/53 week year depending on the nearest Sunday to December 31. The years ended December 29, 2013 and December 30, 2012 were 52 week years.

Cash and Cash Equivalents

The company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less.

The company maintains cash in bank accounts which, at times, exceeds federally insured limits. The company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks.

Marketable Securities

The company’s marketable securities consists of an available-for-sale investment in common stock that is a related party as the majority owner of the company holds a majority voting interest. Available-for-sale securities generally are stated at fair value based on quoted market prices in an active U.S. exchange, with unrealized holding gains and losses reported as a separate component of members' equity. Realized gains and losses are included in income. Management has determined that it is appropriate to value its investment in common stock at cost due to the thinly traded nature of the security and the related party nature of the investment.

Accounts Receivable

Accounts receivable have been adjusted for all known uncollectible accounts, returns and discounts; and are recorded net of an allowance for doubtful accounts, returns and discounts of $225,000 and $185,242 as of December 29, 2013 and December 30, 2012.

On an ongoing basis, the company evaluates its accounts receivable based on individual customer circumstances, historical write-offs and collections, and current industry and customer credit conditions, and adjusts its allowance for doubtful accounts accordingly. The company's policy regarding write-offs and collection efforts varies based on individual customer circumstances. Past due accounts receivable are determined based on individual customer credit terms. The company does not accrue interest on past due accounts receivable.

Customer Rebates

The company records customer rebates as a reduction of net sales and accounts receivable. Accounts receivable are recorded net of an allowance for customer rebates of $95,472 and $72,451 as of December 29, 2013 and December 30, 2012.

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UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Inventories

Inventories are valued at lower of cost, using the first-in, first-out (FIFO) method, or market.

Property and Equipment

Property and equipment are stated at cost. Major expenditures for property and equipment are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

Property and equipment are depreciated using the straight-line method over their estimated useful lives. For income tax reporting purposes, depreciation is calculated using both applicable straight-line methods and accelerated methods.

Cash Surrender Value of Insurance Policies

Cash surrender value of insurance policies are valued at the cash surrender value of the contract as determined by the life insurance company. The gross cash value of the insurance policies totaled $219,341 and $828,046 as of December 29, 2013 and December 30, 2012. The cash value of the insurance policies are recorded net of loans of $23,689 and $387,320 as of December 29, 2013 and December 30, 2012, respectively, and are included in other long-term assets on the accompanying 2013 and 2012 balance sheets. During 2013, certain policies were sold to a related party (see Notes 2 and 8).

Impairment of Long-Lived Assets

The company reviews long-lived assets, including property, equipment, and intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

Goodwill

Goodwill represents the excess of the purchase price over the estimated fair value of identifiable net assets acquired. Goodwill is reduced based upon an impairment analysis of the amount recorded on the company's balance sheets. To the extent it has been determined that the carrying value of goodwill is not recoverable and is in excess of its fair value, an impairment loss is recognized. Impairment is reviewed annually. No impairment loss adjustment was deemed necessary for the years ended December 29, 2013 or December 30, 2012.

Income Taxes

The company is treated as a limited liability company (LLC) for federal and state income tax purposes. As such, the company's income, losses, and credits are included in the income tax returns of its members.

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UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Income Taxes (cont.)

The tax effects from an uncertain tax position are recognized in the financial statements only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized, upon ultimate settlement with the relevant tax authority. The company does not believe there is any uncertainty with respect to its tax positions which would result in a material change to the financial statements.

The company files income tax returns in the United States and in several state jurisdictions. The company's federal and state tax returns for tax years 2010 and thereafter are subject to examination by taxing authorities. The company records interest and penalties associated with uncertain tax positions related to these tax filings as interest expense. For the years ended December 29, 2013 and December 30, 2012, the company has recorded no expense for interest or penalties.

Derivatives

The company recognizes all of its derivative instruments, which consist of interest rate swaps, as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, whether the hedge is a cash flow hedge or a fair value hedge.

The company uses interest rate swaps to manage interest rate risk on its variable interest rate long-term debt instruments. The gain or loss on the effective portion of interest rate swaps treated as cash flow hedges is initially included as a component of other comprehensive income and is subsequently reclassified into earnings when interest on the related debt is paid. The gain or loss on the portion of interest rate swaps that are "not" effective is treated as trading financial instruments and are included as a component of interest expense on the accompanying statements of operations.

Fair Value of Financial Instruments

The company’s short-term financial instruments consist of the following: cash and cash equivalents, accounts receivable and accounts payable. The company believes that the carrying values of these short-term financial instruments approximate their estimated fair values.

The fair value of the company’s long-term debt is estimated based on current rates for similar instruments with the same remaining maturities. In determining the current interest rates for similar instruments the company takes into account its risk of nonperformance. The company believes that the carrying value of its long-term debt approximates its estimated fair value.

The fair value of the company’s interest rate swaps are the estimated amounts that the company would receive, or pay, to sell, or transfer the swaps to a third party, taking into account current and future interest rates and the nonperformance risk of the company and the counterparty. The company's interest rate swaps are recorded at their estimated fair values in the accompanying balance sheets.

The fair value of the company's marketable securities approximates its cost basis due to the thinly traded nature of the security and the related party nature of the investment.

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UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Fair Value of Financial Instruments (cont.)

For the fiscal year ended December 29, 2013, there have been no changes in the application of valuation methods applied to similar assets and liabilities.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The company recognizes revenue based upon the passage of inventory title to its customers, which typically occurs upon shipment.

Shipping and Handling Costs

Shipping and handling costs charged to customers are included in net sales. Shipping and handling costs incurred by the company are included in cost of goods sold.

Warranties

The company warrants that the materials and workmanship of its products will meet customer specifications. The company estimates its accrued warranty expenses based upon prior warranty claims experience. Accrued warranty expenses were not material as of December 29, 2013 and December 30, 2012.

Advertising

Advertising costs, other than promotional materials, are charged to expense as incurred. Advertising expense was $100,929 and $67,230 for the years ended December 29, 2013 and December 30, 2012, respectively. Promotional materials are expensed as they are distributed. As of December 29, 2013 and December 30, 2012, $124,882 and $148,620 of promotional materials were included in other long-term assets on the accompanying financial statements.

Research and Development

Research and development costs are charged to expense as incurred. Research and development expense was $764,952 and $764,988 for the years ended December 29, 2013 and December 30, 2012, respectively.

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UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Common Control Leasing Arrangements

The company has elected not to consolidate a lessor entity with a common control leasing arrangement as allowed Accounting Standards Update 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements. While the lessor entity is a variable interest entity, the arrangement has met the following criteria, which allows the lessor entity to not be consolidated: 1) substantially all activities between the company and the lessor entities are related to the leasing activities between the two entities (including supporting leasing activities) and 2) the principal amount of any lessor entity obligations is not explicitly guaranteed or collateralized by the company. When common control leasing arrangements cease to meet the criteria above, the company will evaluate the lessor entities to determine whether they are variable interest entities required to be consolidated by the company. See Note 8.

Subsequent Events

The company has evaluated subsequent events occurring through April 30, 2014, the date that the financial statements were available to be issued, for events requiring recording or disclosure in the December 29, 2013 financial statements.

NOTE 2 - Noncash Transactions and Supplemental Disclosure of Cash Flow Information

During 2013 and 2012, the company had reduced borrowings on its line of credit by converting dollars to additional borrowings on its term loans with Wells Fargo Capital Finance, LLC of $200,000 and $783,067, respectively. During 2013 and 2012, the company paid down its term loans using available borrowings on its line of credit of $382,428 and $422,886, respectively.

During 2013, the company sold real estate and certain insurance policies for $2,117,098 to a related party owned by the company's majority owners (see Note 8). The proceeds were used to reduce the company's term debt and line of credit obligations by same amount. Additionally, as part of the transaction with the related party, the company leased real estate and entered into a lease financing obligation with the related party for $2,024,865. (see Note 8).

During 2012, the company distributed $628,065 of related party receivables as distributions to a member. In addition, 45,000 units of Class B shares were redeemed by the company for $56,250 (see Note 11).

During 2012, the company's prepaid deposit of $175,000 with another company owned by the CEO was transferred to a related party receivable as acquisition services were performed during 2012 and was reimbursed by the CEO and CEO's company during 2013. This amount is included in related party receivables on the accompanying 2012 balance sheets (see Note 16).

	December 29, 2013	December 30, 2012

Supplemental disclosure of approximate cash paid for:
Interest	$835,205	$794,500

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 UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 3 - Inventories

Inventories consist of the following as of December 29, 2013 and December 30, 2012:

	December 29, 2013	December 30, 2012

Raw materials	$3,011,765	$2,892,343
Work-in-process	1,528,415	1,808,431
Finished goods	6,678,407	6,362,708
	11,218,587	11,063,482
Less: Allowance for inventory obsolescence	(731,284)	(624,945)

Total Inventories	$10,487,303	$10,438,537

NOTE 4 - Property and Equipment

The major categories of property and equipment as of December 29, 2013 and December 30, 2012 are summarized as follows:

	Depreciable Lives	December 29, 2013	December 30, 2012

Land	—	$—	$355,600
Land improvements	8 - 13 yrs.	—	29,851
Building and building improvements	8 - 25 yrs.	36,101	1,895,508
Machinery and equipment	8 - 10 yrs.	12,169,476	11,734,935
Computer equipment	3 - 10 yrs.	911,690	891,715
Furniture and fixtures	7 - 10 yrs.	54,600	47,384
Real estate under lease	20 yrs.	2,024,865
Construction-in-progress	—	18,125	416,818
Total Property and Equipment		15,214,857	15,371,811

Less: Accumulated depreciation		(8,496,846)	(8,530,079)

Net Property and Equipment		$6,718,011	$6,841,732

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UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 5 - Intangible Assets

Intangible assets as of December 29, 2013 and December 30, 2012 are summarized as follows:

	Amortizable Lives	December 29, 2013	December 30, 2012

Debt issuance costs, net	3 - 10 yrs.	$36,266	$93,684
Trademarks and tradenames	Indefinite	1,230,000	1,230,000
Intangible Assets		$1,266,266	$1,323,684

Debt issuance costs are amortized on a straight-line basis over the terms of the related long-term debt. During 2011, the company paid $157,067 to amend its Wells Fargo Capital Finance, LLC term loans. The fees are being amortized over the remaining life of the term debt. Trademarks and tradenames are not amortized as management believes that their useful lives are indefinite. Amortization expense is estimated to be $36,266 during 2014.

NOTE 6 - Line of Credit

The company has available a $30,000,000 line of credit financing agreement with Wells Fargo Capital Finance, LLC, which matures on October 17, 2019. Interest is payable monthly at the Eurodollar rate plus 2.50% or Wells Fargo Capital Finance, LLC's prime rate plus 0.25% at the company's election. The line of credit weighted average interest rate was approximately 3.29% as of December 29, 2013. Borrowings on the line of credit are subject to the underlying borrowing base specified in the agreement, which was amended in 2013 to exclude real estate, which was sold, from the base calculation. The underlying borrowing base is currently determined based upon eligible accounts receivable, inventories and equipment. The line of credit is secured by substantially all of the company's assets and includes certain financial and restrictive covenants.

The outstanding balance on the line of credit was $8,236,921 and $9,461,876 as of December 29, 2013 and December 30, 2012, respectively. The company has classified the outstanding balance on its line of credit within current liabilities in the accompanying balance sheets.

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UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 7 - Long-Term Debt

Long-term debt consists of the following as of December 29, 2013 and December 30, 2012:

	December 29, 2013	December 30, 2012

Senior subordinated promissory notes issued to the company CEO and Chairman; original issue note discount of $528,000 ($0 and $42,680 as of December 29, 2013 and December 30, 2012, respectively); monthly interest only payments at 9.25%; principal payment of $600,000 due on October 17, 2017 and the remaining unpaid principal due on October 17, 2018. The original issue note discount resulted from the value allocated to the Class A common unit warrants attached to the note. The note discount was amortized to interest expense over the initial term of the notes. The senior subordinated promissory notes are secured by substantially all assets of the company subject to the notes' subordination to the line of credit and term loans with Wells Fargo Capital Finance, LLC.	$2,000,000	$1,957,320

Term loans with Wells Fargo Capital Finance, LLC, monthly interest only payments at the Eurodollar rate plus 2.50% or Wells Fargo Bank, National Association's prime rate plus 0.25%. The term loans' weighted average interest rate was approximately 2.71% as of December 29, 2013. Monthly principal balances are reduced by $26,832 each month, resulting in a conversion, or increase, of the same amount in the line of credit each month (see Note 2). Term loans mature in October 2019 and are secured by substantially all of the company's assets and include certain financial and restrictive covenants.	1,060,667	1,977,381

Note payable to McFarland State Bank; was payable in monthly installments of $1,589 including interest and principal at a rate of 7.875%. The note was paid in full during 2013.	—	164,582

Note payable to McFarland State Bank; was payable in monthly installments of $1,021 including interest and principal at a rate of 7.875%. The note was paid in full during 2013.	—	113,812

Capital expenditure term loans with Wells Fargo Capital Finance, LLC, monthly principal payments of $3,333 plus interest at 3.50%. The loans mature in October 2019 and are secured by certain equipment.	170,000	—

Note payable to Balboa Capital Corporation; was payable in monthly installments of $7,138 including interest and principal at a rate of 8.50%. The note was paid in full during 2013.	—	37,236

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UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 7 - Long-Term Debt (cont.)

	December 29, 2013	December 30, 2012

Note payable to Balboa Capital Corporation; assigned to Wells Fargo, payable in quarterly installments of $10,291 including interest and principal at a rate of 7.53% with the remaining principal due on October 1, 2014. The note is secured by certain equipment.	43,840	79,960

Note payable to Balboa Capital Corporation; assigned to Wells Fargo, payable in quarterly installments of $18,570 including interest and principal at a rate of 7.82% with the remaining principal due on January 1, 2015. The note is secured by certain equipment.	95,639	159,227

Note payable to Balboa Capital Corporation; assigned to Wells Fargo, payable in quarterly installments of $9,054 including interest and principal at a rate of 11.43% with the remaining principal due on October 1, 2015. The note is secured by certain equipment.	59,462	86,816

Note payable to Balboa Capital Corporation; assigned to Wells Fargo, payable in monthly installments of $567 including interest and principal at a rate of 7.89% with the remaining principal due December 2015. The note is secured by certain equipment.	12,548	18,124

Note payable to Balboa Capital Corporation; assigned to Wells Fargo, was payable in monthly installments of $628 including interest and principal at a rate of 5.80%. The note was paid in full during 2013.	—	7,301

Note payable to Alliant Energy; was payable in monthly installments of $12,557 including interest and principal at a rate of 2.069%. The note was paid in full during 2013.	—	50,012

Note payable to Alliant Energy; was payable in monthly installments of $11,765 including interest and principal at a rate of 1.034%. The note was paid in full during 2013.	—	128,748

16

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 7 - Long-Term Debt (cont.)

	December 29, 2013	December 30, 2012

Note payable to Balboa Capital Corporation; assigned to Wells Fargo, payable in quarterly installments of $8,620 including interest and principal at a rate of 12.70% with the remaining principal due November 2015. The note is secured by certain equipment.	59,983	84,748

Note payable to a former member; non-interest bearing note payable in quarterly installments, with the final payment expected during 2014 (see Note 11).	10,000	40,000

Totals	3,512,139	4,905,267

Less: Current portion	(545,026)	(979,041)

Long-Term Portion	$2,967,113	$3,926,226

Principal requirements on long-term debt for years ending after December 29, 2013 are as follows:

Totals

2014	$545,026
2015	456,103
2016	361,994
2017	739,016
2018	1,410,000

Totals	$3,512,139

NOTE 8 - Related Party Lease Financing Obligation

During 2013, the company changed its method of accounting for common control leasing arrangements through the election of a new accounting alternative recently issued by the Financial Accounting Standards Board (FASB), and as a result, the company is no longer evaluating whether lessor entities in common control leasing arrangements meeting the following criteria are variable interest entities: 1) substantially all activities between the company and the lessor entities are related to leasing activities between the two entities (including supporting leasing activities) and 2) the principal amount of any lessor entity obligations related to the leased assets explicitly guaranteed or collateralized by the company did not exceed the value of the leased assets at the inception of the guarantee or collateralization. The company believes that electing this accounting alternative will reduce the complexity of its accounting for common control leasing arrangements without resulting in a loss of decision-useful information.

17

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 8 - Related Party Lease Financing Obligation (cont.)

During 2013, the company sold real estate and certain insurance policies for $2,117,098 to a related party owned by the company's majority owners, resulting in a related loss of $249,578. The proceeds were used to reduce the company's term debt and line of credit obligations by same amount. Additionally, as part of the transaction with the related party, the company leased real estate it sold, plus additional land, which resulted in a lease financing obligation with the related party for $2,024,865. The lease financing obligation, under which the company leases its main manufacturing facility and certain other property from the related party lessor entity, accrues interest at 18.20% and requires monthly principal and interest payments of $30,000, which are adjusted annually based on the consumer price index. The lease financing obligation matures during October 2033. The company made a security deposit of $250,000 with the lessor entity at the inception of the lease financing arrangement.

The new accounting alternative considers that when common control of the two entities exists and the fact that the company does not have alternative manufacturing facilities readily available, the company has some exposure that the related party relationship could cause it to provide financial support to the lessor entity, thus, requiring disclosure of the lessor's obligations. The lessor's obligations consist of a note payable to a bank of approximately $2,600,000 as of December 29, 2013, which is payable in monthly installments of $29,355 including interest at a rate of 5.95% and is due on November 19, 2023. The note is collateralized by the manufacturing facility leased to the company by the lessor entity. The company’s majority owner and the majority owner of the lessor entity guarantees the note payable. Although the company has a financial interest in the continuity of the note payable, it is not a party to the bank note and does not guarantee its payment.

Principal requirements on the related party lease financing obligation for years ending after December 29, 2013, including years 2014 through 2016 where the amount of interest owed exceeds the amount of payments made, resulting in a net increase to the outstanding principal balance of the lease financing obligation, are as follows:

Totals

2014	$(7,000)
2015	(4,467)
2016	(1,394)
2017	2,328
2018	6,827
Thereafter	2,018,146

Totals	$2,014,440

NOTE 9 - Derivatives

The company holds derivative instruments, which consist of interest rate swaps. Accounting standards require that an entity recognize all derivative instruments as either assets or liabilities at fair value in the balance sheet. Certain swaps do not meet the criteria of cash flow hedges under generally accepted accounting standards; these swaps are accounted for as derivatives not designated as hedging instruments with changes in the fair value of the interest rate swaps included in interest expense in the accompanying statements of operations. For derivative instruments that are designated and qualify as a cash flow hedges, the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative instrument representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

18

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 9 - Derivatives (cont.)

The company has an interest rate swap with a notional amount of $6,000,000 accounted for as effective cash flow hedge. The interest rate swap fixes the company's one month LIBOR interest rate on the notional amounts at a rate of 1.25%. The interest rate swap expires on July 30, 2014. The full amount of the interest rate swap liability as of December 29, 2013 is expected to be reclassified into earnings within the next twelve months.

Derivative instruments are reported in the balance sheets at fair value as of December 29, 2013 and December 30, 2012 are as follows:

Liability Derivative	Balance Sheet Location	Fair Value
		December 29, 2013	December 30, 2012

Interest rate swaps designated as hedging instruments	Other long-term liabilities	$40,917	$97,730

The effect of interest rate swaps designated as hedging instruments is reported in the statements of net income (loss) and comprehensive income (loss) and members' equity as follows:

Unrealized Loss Recognized in OCI on Derivative (Effective Portion)		Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount Reclassified from Accumulated OCI into Income (Effective Portion)
December 29, 2013	December 30, 2012		December 29, 2013	December 30, 2012

$(7,295)	$(53,883)	Interest expense	$64,108	$61,501

The company follows accounting principles generally accepted in the United States of America for measuring, reporting, and disclosing fair value. These standards apply to all assets and liabilities that are measured, reported, and/or disclosed on a fair value basis.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Assets and liabilities measured, reported and/or disclosed at fair value will be classified and disclosed in one of the following three categories:

19

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 9 - Derivatives (cont.)

Level 1	–	Inputs to the valuation methodology are unadjusted quoted market prices for identical assets in active markets that the company has the ability to access.

Level 2	–	Observable market based inputs or unobservable inputs that are corroborated by market data. Inputs to the valuation methodology include:

		>	quoted prices for similar assets or liabilities in active markets;
		>	quoted prices for identical or similar assets or liabilities in inactive markets;
		>	inputs other than quoted prices that are observable for the asset or liability;
		>	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	–	Unobservable inputs that are unobservable and not corroborated by market data.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The LIBOR swap rates are observable at commonly quoted intervals for the full terms of the interest rate swaps and therefore are considered level 2 items. As such, the company's interest rate swap is considered a level 2 item. The company's marketable security investment in common stock of $109,208 has been valued at cost (see Note 1). As such, the marketable security investment is considered a level 3 item.

The preceding method described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the company believes its valuation method is appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value could result in a different fair value measurement at the reporting date.

NOTE 10 - Postretirement and Postemployment Benefit Liabilities

Postretirement Benefit Liability - Health and Life

The company provides certain health care and life insurance benefits for substantially all employees (active or retired) who were employed prior to February 20, 1987. Accounting standards for postretirement benefits require an employer to: (a) recognize in its statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status; (b) measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income of a business entity.

During 2007, there was a change in the provisions of the plan which fixed the amount of benefit per participant for future and current retirees and their spouses. This had resulted in a $2,346,014 reduction in the liability and increase in the prior service credit. The actuarial gain is being amortized over approximately 7 years.

20

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 10 - Postretirement and Postemployment Benefit Liabilities (cont’d)

Postretirement Benefit Liability - Health and Life (cont.)

The accumulated postretirement benefit obligation, plan assets and accrued postretirement liability as of the plan's measurement date of December 29, 2013 and December 30, 2012 are as follows:

	December 29, 2013	December 30, 2012

Postretirement Benefit Liability - Health and Life	$4,080,998	$4,578,720
Less: Plan assets	—	—

Accrued postretirement benefit cost	4,080,998	4,578,720
Less: Unrecognized net gain	(1,590,388)	(1,773,768)

Accumulated postretirement benefit obligation	2,490,610	2,804,952
Less: Current portion	(131,714)	(128,291)

Long-Term Portion	$2,358,896	$2,676,661

Net pension benefit for the plan for the years ended December 29, 2013 and December 30, 2012 was $395,877 and $464,656, respectively, which is comprised of the following:

	December 29, 2013	December 30, 2012

Service cost	$4,872	$4,854
Interest cost on projected benefit obligation	111,003	113,180
Amortization of prior service cost	(324,483)	(324,483)
Amortization of net gain	(187,269)	(258,207)

Net pension benefit	$(395,877)	$(464,656)

Reconciliation of losses in other comprehensive income (loss) is as follows:

	December 29, 2013	December 30, 2012

Net actuarial gain (loss)	$328,372	$(145,271)
Amortization of prior service credit and actuarial gain	(511,752)	(582,690)

Pension adjustment in other comprehensive income (loss)	$(183,380)	$(727,961)

21

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 10 - Postretirement and Postemployment Benefit Liabilities (cont’d)

Postretirement Benefit Liability - Health and Life (cont.)

The amount in accumulated other comprehensive income at December 29, 2013 that has not yet been recognized as a component of net periodic benefit costs is $1,590,388, which consists of unrecognized net actuarial gains of $1,191,274 and unrecognized prior service credits of $399,114. The amount in accumulated other comprehensive income at December 29, 2013 that is expected to be recognized as a component of net periodic pension benefit during 2013 is $589,895, which consists of net actuarial gains of $265,412 and prior service credits of $324,483.

The significant assumptions used in determining the accumulated postretirement benefit obligation and net periodic benefit cost are as follows:

	December 29, 2013	December 30, 2012

Health Care Cost Trend Rates:
2013/2012	4.00%	4.00%
Thereafter	4.00%	4.00%
Discount rate	4.95%	4.05%
Measurement Date	December 29, 2013	December 30, 2012

In addition to the significant assumptions listed above, other assumptions used in determining the accumulated postretirement benefit obligation and net periodic benefit cost are retirement and termination probabilities and mortality estimates. The company assumes that employees participating in the plan will continue to participate during retirement. The company also assumes that employees not participating in the plan will not participate in the plan prior to or during retirement.

Employer and employee contributions to the plan were $164,907 and $10,162 during the year ended December 29, 2013 and $145,123 and $12,489 during the year ended December 30, 2012, respectively. Contributions to the plan are made each year based on estimated benefit payments to be paid out of the plan. Estimated benefit payments from the plan for each of the next five years, and in the aggregate for the five years thereafter, are as follows:

2014	$134,935
2015	147,335
2016	163,716
2017	182,744
2018	187,355
2019 - 2023	914,908

Total	$1,730,993

22

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 10 - Postretirement and Postemployment Benefit Liabilities (cont’d)

Postemployment Benefit Liability - Severance

The company provides certain severance benefits for substantially all union employees who began their employment prior to 1986. Accounting standards for postemployment benefits require the company to accrue the estimated cost of future severance payments during the years the employees provide services.

The accrued postemployment benefit liability as of December 29, 2013 and December 30, 2012 was $98,470 and $112,795, respectively. The accrued postemployment benefit liability was determined using discount rates of 4.95% and 4.05% as of December 29, 2013 and December 30, 2012, respectively.

Postemployment Benefit Liability - Other

Under the terms of the union contract, the company provides monthly payments of $300 to the spouses of employees who died prior to retirement from the company. The payments cease upon the earlier of the spouse remarrying, the spouse's death or the spouse attaining age 62. The spouses of two former employees are currently receiving benefit payments under this provision of the union contract as of December 29, 2013 and December 30, 2012. The company has recorded a long-term liability of $20,650 and $26,364 as of December 29, 2013 and December 30, 2012, respectively, which is included in other long-term liabilities in the accompany balance sheets, related to the estimated future benefit payments to the two former employees' spouses.

NOTE 11 - Members' Equity

In the event of liquidation or dissolution of the company, the Class A common unit holders are entitled to a liquidation preference of $1 per Class A common unit. Any remaining proceeds will be divided between the Class A and Class B common unit holders on a pro rata basis.

There were 165,000 Class B common units issued to management on October 16, 2003. The units issued to management contain a call feature, which gives the company the right, but not the obligation, to repurchase the units upon termination of employment based on the terms specified in the Class B common unit grant agreements. During 2008, the company redeemed 75,000 Class B common units.

The company has an equity incentive agreement with an employee in which the company granted 30,000 nonvoting, 100% vested Class B common units to the employee. These units had no value assigned to them at the date of issuance and as such, no compensation expense was recorded.

During 2012, 45,000 Class B common units were redeemed by the company for $56,250 from a former member. Related to the redemption, $16,250 and $40,000 are included in accounts payable and long-term debt, respectively, on the accompanying 2012 balance sheet (see Notes 2 and 7). As of December 29, 2013, $10,000 remains payable and is included in current maturities of long-term debt on the accompanying 2013 balance sheet (see Note 7). During 2013, 6,200 Class B common units were issued for $7,750.

In connection with the issuance of the senior subordinated promissory notes (discussed in Note 7) the company issued detachable unit warrants for the purchase of 1,600,000 Class A common units at $1.25 per unit. The warrants are not puttable, therefore, the value allocated to the unit warrants has been recorded as additional members' equity in the accompanying December 29, 2013 and December 30, 2012 balance sheets. The warrants are exercisable through October 17, 2019.

23

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 12 - Capital Lease

The company has entered into an equipment capital lease which expires in January 2014 with monthly lease payments of approximately $8,300 per month. The capital lease obligation is secured by the related equipment. As of December 29, 2013 and December 30, 2012, approximately $433,000 of assets recorded under capital leases are included in property and equipment in the accompanying balance sheets. Accumulated amortization on these capital leases as of December 29, 2013 and December 30, 2012 was approximately $101,000 and $80,000, respectively. Amortization of items under capital lease obligations has been included with depreciation expense on owned property and equipment in the accompanying statements of operations. The entire outstanding principal balance of the capital lease obligation of $51,016 will be paid during 2014.

NOTE 13 - Operating Leases

The company leases office facilities and equipment under various lease agreements which expire from March 2014 through May 2018. The agreements include payments ranging from approximately $100 to $14,500 per month. Total operating lease expense was approximately $221,600 and $197,500 for the years ended December 29, 2013 and December 30, 2012, respectively.

Aggregate minimum rental expense under operating lease obligations for years ending after are as follows:

2014	$176,861
2015	175,481
2016	173,895
2017	173,895
2018	72,456

Total	$772,588

NOTE 14 - Retirement Plan

Effective February 3, 2004, the company established a 401(k) plan which covers substantially all non-union employees. The company did not make any contributions to the plan during the years ended December 29, 2013 and December 30, 2012.

NOTE 15 - Concentrations

Labor Union

The company relies on P.A.C.E International Union Local No. 7-1207 for its manufacturing employees. The current union contract expires on March 12, 2018. The contract will continue from year-to-year thereafter, unless notice terminating the agreement is given, by either party, sixty days prior to March 12th in any year after March 12, 2018.

24

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 15 - Concentrations (cont.)

Major Customers

Sales to four automotive industry suppliers accounted for 36% and 40% of total company sales during 2013 and 2012. Accounts receivables from these customers totaled 43% and 48% of total receivables as of December 29, 2013 and December 30, 2012.

Major Suppliers

The company purchases a significant quantity of its raw materials from certain major suppliers. Management believes this concentration does not pose a significant risk to the company's operations as other suppliers are readily available.

NOTE 16 - Related Party Transactions

The company has entered into an agreement with a company owned by the CEO which provides for the CEO's company to provide management and administrative services to the company. The agreement is in effect until October 31, 2015 and provides for an additional two year extension. Under the terms of the agreement, the CEO's company is to be paid management and administrative fees equal to 2% of the company's annual sales payable monthly based on the company's sales for the immediately preceding calendar month. The fees shall provide or arrange for the provision of ordinary course legal, financial, information systems, treasury, human resources, risk management, environmental and other support systems necessary for the administrative support of UEP. The CEO's company is also entitled to annual reimbursement of up to $100,000 of costs and expenses incurred while providing management and administrative services to the company.

The company incurred fees and expenses of $1,078,957 and $1,201,090 related to this agreement for the years ended December 29, 2013 and December 30, 2012, respectively. Also as a result of the contract, the CEO's company paid for $57,600 and $96,679 of the company's legal, collection and other administrative expenses during 2013 and 2012, respectively.

As of December 30, 2012, the company had an outstanding deposit with another company owned by the CEO for investment and acquisition services totaling $175,000. During 2012, acquisition services were performed and the $175,000 was reimbursed by the CEO and CEO's company during 2013. This amount is included in related party receivables on the accompanying 2012 balance sheets. There were no such receivables outstanding as of December 29, 2013.

During 2013, the company entered into a lease arrangement and obtained a lease financing obligation with a related party lessor entity (see Note 8).

NOTE 17 - Employment Agreements

The company has employment agreements with three management employees as of December 29, 2013. The initial term of the employment agreements is three years. The term can be renewed or extended as provided for in the employment agreements. The agreements include various benefits to be provided to the employees including salary, bonus, life insurance and severance benefits.

25

UNIROYAL ENGINEERED PRODUCTS, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 29, 2013 and December 30, 2012

NOTE 18 - Subsequent Event

On March 14, 2014, the company entered into a non-binding letter of intent with a public entity that would acquire all of the outstanding membership units of the company. This entity is a related party as the majority owner of the company holds a majority voting interest.

NOTE 19 - Future Accounting Pronouncements

During January 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-02, “Intangibles - Goodwill and Other (Topic 350): Accounting for Goodwill.” The amendments in ASU No. 2014-02 allow for an accounting alternative, if elected, for the subsequent measurement of goodwill. An entity within the scope of the amendments that elects the accounting alternative in the update would amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. If this update is elected, an entity is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill would be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or a reporting unit) may be below its carrying amount. ASU No. 2014-02, if elected, is applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014. The company is currently assessing the effect that ASU No. 2014-02, if elected, will have on its results of operations, financial position and cash flows.

26